As filed with the Securities and Exchange Commission on June 27, 2007
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIOLASE TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87-0442441 (I.R.S. Employer Identification Number)

4 Cromwell
Irvine, California 92618
(Address of Principal Executive Offices including Zip Code)

BIOLASE TECHNOLOGY, INC. 2002 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Copy to:
Jeffrey W. Jones President and Chief Executive Officer 4 Cromwell Irvine, California 92618 (949) 336-1200	William J. Cernius Esq. Latham & Watkins LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE
Proposed
		Proposed	Maximum
	Amount	Maximum	Aggregate	Amount of
Title of Securities to	to be	Offering Price	Offering	Registration
be Registered (3)	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, par value $0.001 per share	1,000,000	$6.08	$6,080,000	$186.66

(1)	The Biolase Technology Inc. 2002 Incentive Award Plan, as amended (the “Incentive Award Plan”) authorizes the issuance of 5,950,000 shares of the Registrant’s Common Stock, par value $0.001 (the “Common Stock”), of which 1,000,000 shares are being registered hereunder and 4,950,000 have been previously registered. In accordance with Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The price per share and aggregate offering price for the shares of our Common Stock set forth in this Registration Statement are calculated on the basis of the average of the high and low trading prices of our Common Stock, as reported on the Nasdaq National Market on June 26, 2007.
Proposed issuances to commence as soon after the effective date of the Registration Statement as practicable.

PART I
PART II
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Registration of Additional Securities
     The Incentive Award Plan authorizes the issuance of an aggregate of 5,950,000 shares of Common Stock, after giving effect to stock dividends. Biolase Technology, Inc. (the “Company”) has previously registered 3,000,000 shares issuable under the Incentive Award Plan by a Registration Statement on Form S-8 filed with the Commission on January 23, 2004, Registration No. 333-112173, and an additional 1,950,000 shares issuable under the Incentive Award Plan by a Registration Statement on Form S-8 filed with the Commission on December 23, 2005, Registration No. 333-130677 (collectively, the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 1,000,000 shares of Common Stock issuable under the Incentive Award Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.
Experts
     The 2006 and 2005 financial statements and the 2006 management’s report on the effectiveness of internal control over financial reporting incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K have been audited by BDO Seidman LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
     The financial statements and financial statement schedule for the year ended December 31, 2004 incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Item 8. Exhibits.
See Index to Exhibits on page 3.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Biolase Technology, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 27th day of June  , 2007.

BIOLASE TECHNOLOGY, INC.
By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Jeffrey W. Jones and Richard L. Harrison, or either of them, as attorneys-in-fact and agents with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of June 27, 2007.

SIGNATURE	TITLE
/s/ Jeffrey W. Jones Jeffrey W. Jones	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Richard L. Harrison Richard L. Harrison	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)

/s/ George V. d’Arbeloff George V. d’Arbeloff	Chairman of the Board

/s/ Robert M. Anderton Robert M. Anderton	Director

/s/ Daniel S. Durrie Daniel S. Durrie	Director

/s/ Neil J. Laird Neil J. Laird	Director

/s/ James R. Largent James R. Largent	Director

/s/ Federico Pignatelli Federico Pignatelli	Director and Chairman Emeritus

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INDEX TO EXHIBITS

EXHIBIT
5.1+	Opinion of Latham & Watkins LLP regarding the legality of the securities being registered

23.1+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2+	Consent of BDO Seidman, LLP

23.3+	Consent of PricewaterhouseCoopers LLP

24+	Power of Attorney (included in the signature page to this Registration Statement).

99.1	The Biolase Technology, Inc. 2002 Stock Incentive Plan (as amended by the Board of Directors through February 28, 2007 and approved by the Stockholders on May 16, 2007) (incorporated by reference to Appendix A of the Definitive Proxy Statement on Schedule 14A filed on April 10, 2007)
+ Filed herewith